UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: November 10, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

(a)	G Series Settlement and Mutual Release Agreement

On October 24, 2017, the Company entered into a settlement and mutual release agreement (the “G Series Settlement Agreement”) with the holders of the Company’s Series G Preferred Stock other than (i) affiliates of Robert F.X. Sillerman (“Mr. Sillerman”) and (ii) the law firm that served as outside counsel to the Company in connection with the offering of the Series G Preferred Stock (the “Holders”).

Pursuant to the terms of the G Series Settlement Agreement, in exchange for the release and discharge of Company’s obligations under the Series G subscription agreements, the Company agreed to deposit with the escrow agent cash in an aggregate amount of $3,179,608.00 payable to the Holders in monthly installments (the “Installment Payments” and each, an “Installment Payment”). Each of the Company and Mr. Sillerman also agreed to execute a confession of judgment (each such confession, a “G Series Confession of Judgment”) acknowledging the debt owed to the Holders and to deliver their respective G Series Confessions of Judgments to the escrow agent in accordance with that certain escrow agreement, dated as of October 24, 2017, by and among the Company, Mr. Sillerman, the escrow agent and the Holders (the “G Series Escrow Agreement”).  The G Series Settlement Agreement provides that if an aggregate amount equal to the sum of the initial four Installment Payments due to the Holders has been received by the escrow agent on or before January 24, 2018, the escrow agent will immediately return the G Series Confessions of Judgment to each of the Company and Mr. Sillerman.

In connection with the G Series Settlement Agreement, Mr. Sillerman executed a personal guaranty for the benefit of the Holders (the “G Series Guaranty Agreement”) pursuant to which he guaranteed the performance of Company’s obligations under the G Series Settlement Agreement.

The foregoing descriptions of the G Series Settlement Agreement and the G Series Guaranty Agreement are not complete and are qualified in their entirety by reference to the full text of the form of the G Series Settlement Agreement and the G Series Guaranty Agreement filed herewith as Exhibits 10.1 and 10.2, respectively.

(b)	Rant Note and Securities Purchase and Mutual Release Agreement

As previously reported on the Current Report on Form 8-K filed on April 19, 2017, on April 18, 2017, the Company entered into the Note Exchange Agreement, by and between the Company and the holder of the Rant Note (the “Rant Noteholder”), pursuant to which the Company issued to the Rant Noteholder (a) a $3,240,000.00 12% Senior Convertible Note due June 1, 2017 (the “Rant Note”) and (b) 440 shares of the Company’s Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Convertible Preferred Stock”).

As previously reported on the Current Report on Form 8-K filed on June 8, 2017, the Company defaulted on the Rant Note and became obligated to pay the mandatory default amount in cash or by conversion into shares of the Company’s common stock.

On October 24, 2017, the Company entered into a note and securities purchase and mutual release agreement (the “Rant Settlement Agreement”) with the Rant Noteholder.

Pursuant to the Rant Settlement Agreement, in exchange for the release and discharge of Company’s obligations under the Rant Note and the Series F Convertible Preferred Stock, the Company agreed to pay to the escrow agent an aggregate amount of $3,000,000.00 representing installment payments owed to the Rant Noteholder (the “Rant Installment Payments” and each, a “Rant Installment Payment”) in accordance with the provisions of that certain escrow agreement, dated as of October 24, 2017, by and among the Company, Mr. Sillerman, the escrow agent and the Rant Noteholder (the “Rant Escrow Agreement”). If the Rant Noteholder has not received an amount equal to the initial seven Rant Installment Payments on or before the seventh (7th) month anniversary of the Rant Settlement Agreement, the amounts owed thereunder will automatically increase to $4,000,000.00. Each of the Company and Mr. Sillerman agreed to execute confessions of judgment (each such confession, a “Rant Confession of Judgment”) acknowledging the debt owed to the Rant Noteholder and to deliver their respective Rant Confessions of Judgments to the escrow agent in accordance with the Rant Escrow Agreement.

The Rant Settlement Agreement provides that if an aggregate amount equal to the sum of the initial four Rant Installment Payments has been received by the escrow agent on or before January 24, 2018, the escrow agent will immediately return the Rant Confessions of Judgment to each of the Company and Mr. Sillerman. In connection with the Rant Settlement Agreement, Mr. Sillerman executed a personal guaranty for the benefit of the Rant Noteholder (the “Rant Guaranty Agreement”) pursuant to which he guaranteed the performance of Company’s obligations under the Rant Settlement Agreement.

The foregoing descriptions of the Rant Settlement Agreement and the Rant Guaranty Agreement are not complete and are qualified in their entirety by reference to the full text of the form of the Rant Settlement Agreement and the Rant Guaranty Agreement filed herewith as Exhibits 10.3 and 10.4, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Series G Stock is incorporated by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Effective November 9, 2017, the board of directors (the “Board”) of Function(x) Inc. (the “Company”) appointed Michelle Lanken to the Board to fill the vacancy resulting from the resignation of Mitchell Nelson as a director.
Ms. Lanken serves as the Company’s Chief Financial Officer. Before joining the Company in July 2016, she worked as a consultant for The Siegfried Group, LLC. Prior to that, Ms. Lanken worked at Saba Software, Inc., as Accounting Manager from May 2011 until September 2013, and as a finance consultant from March 2014 until March 2015. Between September 2013 and March 2014, she was the Assistant Controller at Dome Construction Corporation. From January 2010 to May 2011, she provided finance and accounting consulting services to Cisco Systems, The Gap, and Wells Fargo Corporation. Ms. Lanken served as Senior Manager, Accounting Policy at Charles Schwab from September 2008 to November 2009, as Assistant Controller at bebe Stores, Inc. from March 2007 to September 2008, and at various positions at KPMG LLP from August 2001 to March 2007. She has extensive experience in the preparation of SEC filings, financial statements, accounting and audit management, budgeting, payroll and benefits management, and implementation and monitoring of accounting standards. Ms. Lanken is a Certified Public Accountant in the State of California and holds a B.S. in Business Administration with a Concentration in Accounting from California Polytechnic State University.
As the Company’s Chief Financial Officer, Ms. Lanken is not considered to be an independent director within the meaning of the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines. Since the beginning of the Company’s last fiscal year through the present, and with the exception of the employment agreement between Ms. Lanken and the Company, which has previously been reported on the Company’s Current Report on Form 8-K filed July 6, 2016, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Lanken had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Ms. Lanken and any other person pursuant to which Ms. Lanken was selected as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description
10.1        G Series Settlement Agreement
10.2        G Series Guaranty
10.3         Rant Settlement Agreement
10.4        Rant Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: November 13, 2017	By:	/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Executive Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Series G Settlement Agreement
10.2	Form of Series G Guaranty
10.3	Form of Rant Settlement Agreement
10.4	Form of Rant Guaranty